                                                                   Exhibit 4.6


                           INTERCREDITOR AGREEMENT

                 This Intercreditor Agreement (the "Agreement"), dated as of April __, 1995, is among The First National Bank of Chicago, as agent under the Credit Agreement (hereinafter defined)(in such capacity and as collateral agent under the Credit Agreement Security Documents (hereinafter defined), the "Agent") on behalf of the lenders parties to the Credit Agreement (the "Credit Agreement Lenders"), and The Bank of New York, as trustee under the Senior Note Indenture (hereinafter defined)(in such capacity and as collateral agent, pledgee or mortgagee under the Senior Note Security Documents (hereinafter defined), the "Senior Note Trustee"), on behalf of the holders of the Senior Notes (hereinafter defined) (the "Senior Noteholders").

                               WITNESSETH THAT:

                 WHEREAS, Anacomp, Inc., an Indiana corporation (the "Company"), the Agent and the Credit Agreement Lenders have entered into a certain Credit Agreement, dated as of April __, 1995 (as amended from time to time, the "Credit Agreement"), relating to the promissory notes issued thereunder to the Credit Agreement Lenders (the "Credit Agreement Notes");

                 WHEREAS, payment and performance of each of the Company's obligations under the Credit Agreement and the Credit Agreement Notes are secured by a security interest in the Collateral (hereinafter defined) granted to the Agent, as collateral agent on behalf of the Credit Agreement Lenders, by the Company pursuant to the Pledge and Security Agreement, dated as of April __, 1995 (as amended from time to time, the "Credit Agreement Security Agreement") and the other Credit Agreement Security Documents (hereinafter defined);

                 WHEREAS, the Company and the Senior Note Trustee on behalf of the Senior Noteholders have entered into a certain Indenture, dated as of April __, 1995 (as amended from time to time, the "Senior Note Indenture"), relating to the Company's __% Senior Secured Notes due 2002 (as amended from time to time, the "Senior Notes");

                 WHEREAS, payment and performance of the Company's obligations under the Senior Note Indenture and the Senior Notes are secured by, among other things, a security interest in the Collateral granted to the Senior Note Trustee, as collateral agent on behalf of the Senior Noteholders, by the Company pursuant to a Security and Pledge Agreement, dated as of April __, 1995 (as amended from time to time, the "Senior Note Security Agreement") and the other Senior Note Security Documents (hereinafter defined);

                 WHEREAS, the Company, the Credit Agreement Lenders, the Senior Noteholders, the Agent and the Senior Note Trustee have





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agreed that the relative rights and priorities of the Agent, the Credit
Agreement Lenders, the Senior Note Trustee and the Senior Noteholders with respect to the Collateral in connection with the transactions described herein are to be subject to the provisions of this Agreement;

                 NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements contained herein and intending to be legally bound hereby, covenant and agree as follows:

                 1. Certain Definitions. As used in this Agreement, the following additional terms shall have the following meanings, unless the context otherwise requires:

                          "Bankruptcy Code" shall mean Title 11 of the United
States Code, as amended.

                          "Collateral" shall mean the "Collateral" as defined
in the Credit Agreement Security Agreement as in effect on the date hereof (without giving effect to any subsequent amendments to the definition of "Collateral" under the Credit Agreement Security Agreement).

                          "Credit Agreement Loan Documents" shall mean the
Credit Agreement, the Credit Agreement Notes and the Credit Agreement Security Documents.

                          "Credit Agreement Security Documents" shall mean the
Credit Agreement Security Agreement and amendments or supplements thereto, and any other mortgages, deeds of trust, security agreements, financing statements, pledge agreements or security instruments and documents executed by the Company creating, evidencing or governing any security interest in or lien on any of the Collateral to secure the Obligations contemplated by the Credit Agreement.

                          "Liens" shall mean any lien, security interest,
charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                          "Loan Documents" shall mean the Credit Agreement Loan
Documents and the Senior Note Loan Documents.

                          "Lockbox" shall have the meaning assigned thereto in
the Credit Agreement Security Agreement.

                          "Obligations" shall mean each and every obligation
and liability of the Company to the Agent, the Credit Agreement Lenders, the Senior Note Trustee, or the Senior Noteholders, however now existing or hereafter incurred, whether direct or





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indirect, absolute or contingent, secured or unsecured, matured or not matured, arising out of any of the Credit Agreement Loan Documents or Senior Note Loan Documents, as the case may be, including, without limitation, any principal, interest, letter of credit reimbursement obligations, penalties or fees thereon.

                "Permitted Credit Agreement Obligations" means the aggregate principal amount of all loans, and the aggregate drawn and undrawn amounts of all letters of credit, from time to time outstanding under the Credit Agreement, but only to the extent incurred in accordance with Section 4.03(b)
(iv) of the Indenture as in effect on the date hereof (without giving effect to any subsequent amendments to such section), together with all interest, fees, costs and expenses from time to time outstanding under the Credit Agreement in connection therewith, including any such interest, fees, costs and expenses accrued after the filing of any bankruptcy case or similar proceeding by or against the Company and whether or not allowed by the court in such bankruptcy case or similar proceeding. For purposes of this definition, any indebtedness which is not permitted to be incurred under such Section solely as a result of the existence of a Default or Event of Default (each as defined in the Senior Note Indenture) at the time of its incurrence shall nevertheless be deemed a "Permitted Credit Agreement Obligation" unless prior to the incurrence of such indebtedness the Agent has received written notice from the Senior Note Trustee of the existence of such Default or Event of Default. "Security Documents" shall mean the Credit Agreement Security Documents and the Senior Note Security Documents.

                "Senior Note Loan Documents" shall mean the Senior Note Indenture, the Senior Notes and the Senior Note Security Documents.

                "Senior Note Security Documents" shall mean the Senior Note Security Agreement and amendments or supplements thereto, and any other mortgages, deeds of trust, security agreements, financing statements, pledge agreements or security instruments and documents executed by the Company evidencing or governing any security interest in or lien on any of the Collateral to secure the Obligations contemplated by the Senior Note Indenture.

                The terms "Agent" and "Senior Note Trustee" include any successor agent or trustee appointed in accordance with the Credit Agreement, the Senior Note Indenture, the Credit Agreement Security Documents and the Senior Note Security Documents. The terms "Credit Agreement Lenders" and "Senior Noteholders" include the respective successors and assigns thereof.





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           2.   Relative Acknowledgment/Priorities of Security
                Interests and Liens.

                (a) Each of the parties hereto acknowledges that the priorities provided in this Agreement shall not be affected or impaired in any manner whatsoever including, without limitation, on account of (i) the invalidity, irregularity or unenforceability of all or any part of the Loan Documents, (ii) any amendment, change or modification of the Loan Documents or
(iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any of the Company its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting the Company. Subject to Paragraph 6(d) herein, this Agreement shall continue and be effective until all Obligations under the Credit Agreement Notes and the Credit Agreement shall have been indefeasibly paid in full and the Commitments (as defined in the Credit Agreement) terminated, or all the Liens of the Agent for the benefit of the Credit Agreement Lenders shall have been consensually released by the Agent.

                (b) Irrespective of the time, order or method of attachment or perfection of Liens or the filing or recording of financing statements or other Security Documents and irrespective of anything contained in any filing or agreement to which either the Agent, the Credit Agreement Lenders, the Senior Note Trustee, or the Senior Noteholders may now or hereafter be a party, the Liens in the Collateral in favor of the Agent and the Credit Agreement Lenders shall in all respects be prior and senior to any Lien or other interests therein of the Senior Note Trustee or the Senior Noteholders.

                (c) The parties hereto shall not challenge or question in any proceeding the validity or enforceability of this Agreement as a whole or any term or provision contained herein. The parties hereto shall not challenge or question in any proceeding the priority or validity of the Liens in the Collateral granted to the Agent under the Credit Agreement Security Documents on behalf of the Credit Agreement Lenders or the Liens in the Collateral granted to the Senior Note Trustee under the Senior Note Security Documents on behalf of the Senior Noteholders, subject, however, to the express provisions of this Agreement.

           3.   Enforcement.

                (a) Notwithstanding anything to the contrary contained in any of the Loan Documents or otherwise provided in law or equity, so long as any Permitted Credit Agreement Obligations to the Agent or the Credit Agreement Lenders, or any commitment to extend any such Obligation, are outstanding, the Agent shall have





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the exclusive right (whether exercised pursuant to a bankruptcy or similar proceeding or otherwise) solely on behalf of the Credit Agreement Lenders without the consent of the Senior Note Trustee or the Senior Noteholders, but on prior or concurrent written notice to the Senior Note Trustee describing the actions to be taken (other than with respect to the application of funds remitted to the Agent from the Lockboxes prior to receipt by the Agent of written notice of the occurrence of an Event of Default as defined in the Senior Note Indenture) in the case of any action referenced in clauses (i),
(ii) or (iii) below (provided that the failure to give such notice to the Senior Note Trustee shall not affect the validity of such acts): (i) to take action with respect to, to release or consent to the release of the Liens of the Agent, the Senior Note Trustee, the Credit Agreement Lenders and the Senior Noteholders in respect of, or to substitute, sell or otherwise dispose of, the Collateral, in accordance with the applicable Credit Agreement Loan Documents or as permitted by applicable law (provided, however, that the Agent shall release the Lien of the Senior Note Trustee or the Senior Noteholders in all or any part of the Collateral only in connection with a sale or other disposition of such Collateral where (A) the proceeds of which are applied in accordance with paragraph 4 hereof or are deposited into a cash collateral account to secure the Permitted Credit Agreement Obligations and Senior Note Obligations in the priorities set forth herein and (B) the Lien of the Agent and the Credit Agreement Lenders in such Collateral is likewise released and (C) the Lien of the Senior Note Trustee and the Senior Noteholders shall be released only as to Collateral the proceeds from the sale or disposition of which is used as described in subclause (A); provided, further, however, that, without limiting the express rights of the Agent or the express obligations of the Senior Note Trustee under this Agreement, the Agent shall not waive any rights of the Senior Note Trustee or the Senior Noteholders unless the corresponding right in respect of the Agent or the Credit Agreement Lenders shall have been similarly waived); (ii) to enforce and realize upon the Liens held by the Agent on behalf of the Credit Agreement Lenders, in accordance with the applicable Credit Agreement Loan Documents or as permitted by applicable law, including to conduct any public or private sale of all or any portion of the Collateral or turnover of all or any portion of the Collateral under Article 9 of the Uniform Commercial Code, (iii) to determine whether or not to accept a deed in lieu of foreclosure or similar transfer of all or any portion of the Collateral, (iv) to enforce all rights and privileges accruing to the Agent or the Credit Agreement Lenders by reason of, and in accordance with, the Credit Agreement Loan Documents, including, without limitation, to grant or refuse to grant any and all consents, approvals and waivers, to exercise all of its rights and privileges as attorney-in-fact for purposes of carrying out the terms of any Credit Agreement Loan Documents, (v) to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this





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Agreement or any of the Credit Agreement Loan Documents and (vi) to make all decisions on behalf of itself, and the Credit Agreement Lenders, in any such circumstances. In exercising its rights as aforesaid, the Agent shall have sole control over the timing, circumstances and manner of exercising its rights hereunder, provided that the Agent shall handle all transactions relating to the Collateral in accordance with its usual practices in the ordinary course of its business and shall adhere to the same standards of conduct as would be the case if there were no Lien granted to the Senior Note Trustee or the Senior Noteholders.

                (b) Notwithstanding the occurrence of a default or event of default under the Senior Note Loan Documents or any other event, condition or circumstance whatsoever, so long as any Permitted Credit Agreement Obligation to the Agent or the Credit Agreement Lenders, or commitment to extend any such Obligation, is outstanding, neither the Senior Note Trustee on behalf of itself or the Senior Noteholders, nor any Senior Noteholder shall (i) exercise or enforce any of its rights and privileges or pursue any remedies it may have with respect to or against any of the Collateral, (ii) take any action on their behalf of the type which the Credit Agreement Lenders are entitled to take under paragraph 3(a) above; (iii) take any other enforcement action with respect to the Collateral under the Senior Note Loan Documents, or otherwise;
(iv) in any manner interfere with the security interests or the liens held by the Agent or the Credit Agreement Lenders in the Collateral; or (v) take any action with respect to the Collateral or require the Company to take any action with respect to the Collateral under any of the Senior Note Loan Documents; provided that nothing contained in this Agreement shall prevent or interfere with the Senior Note Trustee or the Senior Noteholders from (w) monitoring the Collateral and gathering information and requiring reports from the Company regarding the Collateral, (x) accelerating the maturity of the Senior Notes in accordance with the terms of the Senior Note Loan Documents and exercising and enforcing its rights and remedies thereunder other than with respect to the Collateral, including, without limitation, exercising remedies with respect to property and assets not comprising part of the Collateral, (y) directing, and instituting legal proceedings to require, the Company to take such actions as the Senior Noteholders deem to be necessary or advisable to provide for or permit the perfection and priority of the Liens of the Senior Note Security Documents for the benefit of the Senior Noteholders, in accordance with the terms of the Senior Note Indenture or the Senior Note Security Documents, or
(z) releasing or terminating any interest the Senior Note Trustee or Senior Noteholders may have in the Collateral.

                (c) Concurrent with the execution of this Agreement, the Senior Note Trustee has delivered to the Agent UCC termination statements with respect to the Senior Note Trustee's Liens in the Collateral. The Agent shall hold these UCC statements





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in trust and is authorized to file such statements of record only in connection with a release of Liens in the Collateral permitted by this Agreement. Upon termination of this Agreement, the Agent shall return such UCC statements (if not filed) to the Senior Note Trustee. The Senior Note Trustee shall from time to time promptly deliver to the Agent such additional documents of termination or release with respect to the Liens of the Senior Noteholders as the Agent may reasonably request to effect any release of Collateral by the Agent pursuant to Paragraph 3(a)(i) above.

                (d) The Agent agrees to provide written notice to the Senior Note Trustee (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Company) of any acceleration of the Obligations under any of the Credit Agreement Loan Documents. The Senior Note Trustee agrees that it will provide written notice to the Agent of any acceleration of the Obligations under any of the Senior Note Loan Documents by the Senior Note Trustee (such notice to be provided in the same manner and substantially and contemporaneously with any notice provided to the Company) of any acceleration of the Senior Note Obligations.

            4. Application of Proceeds of Collateral. The proceeds of any sale, disposition or other realization by the Agent or the Senior Note Trustee, upon all or any part of the Collateral, including any proceeds from the Lockboxes, insurance proceeds and condemnation awards or awards or payments in lieu thereof, shall be applied in the following order of priorities:

                first, to the payment or cash collateralization in full of all Permitted Credit Agreement Obligations payable or outstanding under, and to be applied in accordance with, the Credit Agreement Loan Documents, until all Permitted Credit Agreement Obligations are paid or provided for in full;

                second, to the payment in full of all Obligations payable or outstanding under, and to be applied in accordance with, the Senior Notes and Senior Note Loan Documents, until all such Obligations are paid or provided for in full; and

                finally, to pay to the Company or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds;

provided, however, that any such proceeds which have been remitted to the Agent from the Lockboxes shall be required to be applied to the priorities as specified above only after receipt by the Agent from the Senior Note Trustee of written notice of the occurrence of an Event of Default (as defined in the Senior Note Indenture) and directing the Agent to so apply such proceeds under this paragraph 4.





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                 5.       Bankruptcy.

                          (a)     This Agreement shall be applicable both
before and after the commencement, whether voluntary or involuntary, of any case of the Company under the Bankruptcy Code, and all references herein to the Company, shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity.

                          (b)     So long as any Permitted Credit Agreement
Obligation to the Agent or the Credit Agreement Lenders, or commitment to extend any such Obligation, is outstanding, in any bankruptcy or similar proceeding of the Company the Agent and the Credit Agreement Lenders shall have the sole right to seek, and the Senior Note Trustee and the Senior Noteholders shall not seek, in respect of any part of the Collateral or proceeds thereof or any Lien which may exist thereon any adequate protection rights pursuant to
Section 361 of the Bankruptcy Code or otherwise, any relief from or modification of the automatic stay as provided in section 362 of the Bankruptcy Code or otherwise, the entry of any cash collateral order pursuant to Section 363 of the Bankruptcy Code or otherwise, any sale of all or any portion of the Collateral pursuant to Section 363 of the Bankruptcy Code or otherwise, or the entry of any financing order under Section 364 of the Bankruptcy Code or otherwise, unless in each instance the Agent, upon the direction of the Credit Agreement Lenders in accordance with the Credit Agreement, shall consent thereto. The Senior Note Trustee and the Senior Noteholders shall not oppose any such relief or modification sought by the Agent or the Credit Agreement Lenders with respect to all or any portion of the Collateral.

                          (c)     In the event the Agent or any of the Credit
Agreement Lenders is required under any bankruptcy or other law to return to the Company, the estate in bankruptcy thereof, any third party or any trustee, receiver or other representative of the Company, any payment or distribution of assets, whether in cash, property or securities, including, without limitation, any Collateral or any proceeds of the Collateral previously received by the Agent or such Credit Agreement Lender on account of any Permitted Credit Agreement Obligation (a "Recovered Distribution"), then to the extent permitted by law, this Agreement and the subordination of the Liens of the Senior Note Trustee or the Senior Noteholders in such Collateral or proceeds set forth herein shall be reinstated on the terms set forth herein with respect to any such Recovered Distribution to the extent that the claim of the Agent and the Credit Agreement Lenders resulting from the return of such Recovered Distribution is entitled to a priority under such bankruptcy or other law at least equal to the general unsecured obligation of the Company existing prior to the commencement of any such bankruptcy case or other proceeding.





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                 6.       No Marshalling/Subrogation/Access to
                          Premises/Refinancing

                          (a)     So long as any Permitted Credit Agreement
Obligation, or commitment to extend any such Obligation, is outstanding, the Senior Note Trustee and each of the Senior Noteholders, to the fullest extent permitted by applicable law, waive, with respect to the Collateral, any requirement regarding, and agree not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

                          (b)     Until all Permitted Credit Agreement
Obligations owed to the Agent and the Credit Agreement Lenders have been finally and indefeasibly paid in full and the Commitments relating to such Obligations terminated, the Senior Noteholders shall have no right to subrogation with respect to the Collateral.

                          (c)     The Senior Note Trustee and the Senior
Noteholders shall not deny the Agent access to any premises or equipment to remove or inspect any Collateral or to complete the manufacture, sale, shipment or collection of any Collateral, all to the extent permitted by the Credit Agreement Loan Documents or applicable law; provided that the Credit Agreement Lenders shall indemnify the Senior Note Trustee and the Senior Noteholders for any damage to any premises or equipment constituting collateral under the Senior Note Security Documents to the extent arising from the Agent's use thereof, ordinary wear and tear excepted; provided further, that such permitted access shall in no way deprive, adversely effect or limit the Senior Note Trustee and the Senior Note Holders of, or delay or adversely effect their exercise or enforcement of, any rights and remedies in respect of such collateral provided under the Senior Note Security Documents.

                          (d)     The Agent shall have the right to cause the
Senior Note Trustee to execute and deliver a replacement intercreditor agreement ("Replacement Agreement") to this Agreement with any entity acting as collateral agent ("Refinance Agent") for any lender or group of lenders that refinance the Obligations outstanding under the Credit Agreement (a "Refinancing"), provided (i) the Refinancing shall not violate the terms of the Indenture, (ii) the Refinance Agent is to have a first priority security interest in all or a portion of the Collateral as defined in this Agreement, and the Replacement Agreement only covers such common collateral (the "Common Collateral"), and (iii) the Senior Note Trustee shall have received at least 15 days prior notice of the Refinancing and shall have received at least 5 days prior to executing the Replacement Agreement a copy of the Replacement Agreement. Such Replacement Agreement shall be on the same terms and conditions as this Agreement, provided in the Replacement Agreement all references to the terms Agent, Credit Agreement, Credit Agreement Security Agreement and Collateral shall be to the





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Agent, Credit Agreement, Credit Agreement Security Agreement and the Common
Collateral under the documentation to govern the Refinancing.

                 7.       Limitation of Duties.

                          (a)     Each of the Senior Noteholders and the Senior
Note Trustee agrees that the sole and exclusive duties owed by the Agent and the Credit Agreement Lenders to the Senior Noteholders and the Senior Note Trustee with respect to the Collateral shall be (i) to apply the proceeds of any sale, disposition or other realization by the Agent upon the Collateral in accordance with paragraph 4 hereof, (ii) to release the Agent's Liens in the Collateral, at such time as all Permitted Credit Agreement Obligations to each of the Credit Agreement Lenders and the Agent have been finally and indefeasibly paid in full and the Commitments terminated, and (iii) those other duties expressly provided for under this Agreement, including, without limitation, in the proviso to Section 3(a)(i). The Senior Noteholders and the Senior Note Trustee agree that no additional duties or obligations whatsoever shall be deemed or implied to be owed by the Agent or Credit Agreement Lenders to the Senior Noteholders or the Senior Note Trustee in connection with the Collateral. Subject to all terms and provisions of this Agreement, the Agent (on behalf of its and its affiliates who may hold Collateral from time to time) acknowledges that it acts as a bailee and perfection agent for the Senior Note Trustee for purposes of perfecting the security interest of the Senior Note Trustee, and the Senior Note Trustee (on behalf of itself and its affiliates who may hold Collateral from time to time) acknowledges it acts as a bailee and perfection agent for the Agent for purposes of perfecting the security interest of the Agent, with respect to any Collateral from time to time in their respective possession or control (including, without limitation, any Collateral consisting of cash held in a Lockbox account), provided that neither the Agent, the Senior Note Trustee nor such affiliates shall have any duty or liability of any kind or nature whatsoever to any party hereto arising from such acknowledgment other than the duty to deliver (subject to applicable law or court order) any remaining Collateral after the Permitted Credit Agreement Obligations or the Obligations under the Senior Note Loan Documents, as applicable, have been paid in full in accordance with the instructions of the person for whom it acts as bailee pursuant to this sentence.

                          (b)     The Senior Note Trustee and each Senior
Noteholder agree that neither the Agent nor the Credit Agreement Lenders shall have any liability to the Senior Noteholders for, and each of the Senior Noteholders hereby waives, any claim which such Senior Noteholder may have at any time against the Agent or the Credit Agreement Lenders arising out of any and all actions which the Agent or the Credit Agreement Lenders take or omit to take, in a commercially reasonable manner and not otherwise in violation of





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the express provisions of this Agreement, with respect to (i) the Credit
Agreement or any other Credit Agreement Loan Document, (ii) collection of the Obligations of the Company under the Credit Agreement Loan Documents and (iii) foreclosure upon and sale, liquidation or other disposition, or valuation, use, protection or release, of the Collateral; provided that if the Agent or the Credit Agreement Lenders fail to give the Senior Note Trustee notice as required to be given under Section 3 of this Agreement of any particular action taken by the Agent or the Credit Agreement Lenders, then neither the Agent nor the Credit Agreement Lenders shall assert as a defense or objection to any action thereafter taken by the Senior Note Trustee relating to the action taken by the Agent or the Credit Agreement Lenders which would have been described in such notice had such notice been given, that such action by the Senior Note Trustee was untimely or time barred as a result of a failure to give such notice, but this provision shall be applicable if and only if the Senior Note Trustee (x) did not receive notice or have knowledge from any other source or
(y) would have received notice except for the Senior Note Trustee's own negligence or misconduct.

                 8. Notices. All notices given under this Agreement shall be in writing and shall be given by personal service, by certified or registered mail, postage prepaid, return receipt requested, or by overnight courier, addressed to the parties at the following addresses:

                 If to the Company:

                          Anacomp, Inc.
                          1 Buckhead Plaza
                          3060 Peachtree Road, N.W., Suite 1700
                          Atlanta, Georgia 30305
                          Telecopy:
                                    -----------------
                          Telephone: (404) 262-2663

                 If to the Agent:

                          The First National Bank of Chicago
                          One First National Plaza
                          Chicago, Illinois  60670
                          Attention:  Steven B. Farley
                          Telecopy:  (312) 732-3885
                          Telephone: (312) 732-5995





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

                 If to the Senior Note Trustee:

                          The Bank of New York
                          101 Barclay Street, 21 West
                          New York, New York  10286
                          Attention:  Corporate Trust
                                             Trustee Administration


Any notice received by either the Agent or the Senior Note Trustee shall be promptly forwarded by such party to each of the Credit Agreement Lenders or the Senior Noteholders, as the case may be.

                 9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 10. Successors and Assigns; Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed wholly within such state and without regard to any choice or conflict of laws rules, except to the extent that the laws of the jurisdictions where the Collateral is located govern the validity and perfection of the Liens created by the Security Documents and the enforcement of the remedies contained herein.

                 11. Amendments. None of the provisions of this Agreement may be changed or terminated, orally or otherwise, except by written consent of the Agent (acting in accordance with the Credit Agreement) and the Senior Note Trustee (acting in accordance with the Indenture).

                 12. Miscellaneous. This Agreement is solely for the purpose of defining the rights and priorities of the parties hereto and their respective successors and assigns with respect to the Collateral, and no other person, firm, entity or corporation shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement, nor shall this Agreement affect the obligations of the Company to the Credit Agreement Lenders, the Agent, the Senior Noteholders, or the Senior Note Trustee under the Credit Agreement Loan Documents, the Senior Note Loan Documents or any other agreement or instrument, which obligations shall remain absolute and unconditional in all circumstances. This Agreement shall not inure to the benefit of the Company or their respective successors and assigns. This Agreement may be executed in





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

counterparts each of which shall be an original, but all of which together shall constitute one agreement.

                 IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed on the day and year first above written.

                                           Agent:

                                           The First National Bank of Chicago,
                                             as Agent

                                           By:
                                              --------------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------


                                           Senior Note Trustee:

                                           The Bank of New York,
                                             as Trustee


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

The undersigned consents to the terms
of this Agreement:


Anacomp, Inc.


By:
   ----------------------------------
   Name:
        -----------------------------
   Title:
         ----------------------------




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